Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Nov 30, 2003
Payment Date	Dec 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.120000%
Accrual end date, accrual beginning date and days in Interest Period	Dec 15, 2003	Nov 17, 2003	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	51,363,525	21,195,448	30,000,000	19,000,000	14,000,000	17,033,759
Previously unpaid interest/yield	-	-	-	-	-
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.300000%	1.410000%	1.520000%	1.770000%	2.120000%
Interest/Yield Payable on the Principal Balance	51,934	23,244	35,467	26,157	23,084
Interest on previously unpaid interest/yield	-	-	-	-	-
Interest/Yield Due	51,934	23,244	35,467	26,157	23,084
Interest/Yield Paid	51,934	23,244	35,467	26,157	23,084

Summary

Beginning Security Balance	51,363,525	21,195,448	30,000,000	19,000,000	14,000,000	17,033,759
Beginning Adjusted Balance	51,363,525	21,195,448	30,000,000	19,000,000	14,000,000
Principal Paid	10,020,066	0	-	-	-	33,759
Ending Security Balance	41,343,459	21,195,448	30,000,000	19,000,000	14,000,000	17,031,790
Ending Adjusted Balance	41,343,459	21,195,448	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					9.8197%
Targeted Balance	74,136,762	38,456,014	35,794,756	17,913,266	8,893,214
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					1,440,107
Ending OC Amount as Holdback Amount						0.00
Ending OC Amount as Accelerated Prin Pmts						17,031,790

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0569454	$0.4842571	$0.3940741	$0.4588889	$0.5496295
Principal Paid per $1000	$10.9869150	$0.0000000	$0.0000000	$0.0000000	$0.0000000